Exhibit (a)(6)

LETTER OF WITHDRAWAL OF OPTIONS PREVIOUSLY TENDERED

PURSUANT TO THE OFFER TO EXCHANGE DATED AUGUST 25, 2006

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT

5:00 P.M., PACIFIC TIME, ON SEPTEMBER 25, 2006,

UNLESS THE OFFER IS EXTENDED.

To:	Michael S. Ostrach
Threshold Pharmaceuticals, Inc.
1300 Seaport Boulevard
Redwood City, California 94063
Telephone: (650) 474-8200
Facsimile: (650) 474-2529

DELIVERY OF THIS LETTER OF WITHDRAWAL TO AN ADDRESS

OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE

TO A NUMBER OTHER THAN AS SET FORTH ABOVE

WILL NOT CONSTITUTE A VALID DELIVERY.

Pursuant to the terms and subject to the conditions of the Offer to Exchange dated August 25, 2006 (the “Offer to Exchange”) and this Letter of Withdrawal, I hereby withdraw my previous tender for cancellation of the options marked “Withdrawn For Exchange” to purchase shares of Threshold Pharmaceuticals, Inc. common stock, par value $0.001 per share (“Option Shares”) (to validly withdraw a previous tender of Option Shares for cancellation you must complete the following table):

Name:

A	B	C	D	E	F
Date of Option Grant	Exercise Price of Option	Number of Tendered Option Shares Subject to Option Grant	Option Number	Withdrawn For Exchange	Not Withdrawn For Exchange

				☐	☐

				☐	☐

				☐	☐

				☐	☐

				☐	☐

To Threshold Pharmaceuticals, Inc.:

Upon the terms and subject to the conditions set forth in the Offer to Exchange, my receipt of which I hereby acknowledge, and in this Letter of Withdrawal, I, the undersigned, hereby withdraw my previous tender to Threshold Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of the Option(s), as specified in the table on page 1 of this Letter of Withdrawal (the “Withdrawn Options”). I understand that by withdrawing my previous tender of such Option(s), the tender with respect to such Option(s) will no longer be effective and if I later choose to have the Withdrawn Options tendered in the Offer to Exchange I must re-tender those Withdrawn Options in accordance with the terms of the Offer to Exchange prior to the Expiration Date. The term “Expiration Date” means 5:00 p.m., pacific time, on September 25, 2006, unless and until the Company, in its sole discretion, has extended the period of time during which the Offer to Exchange will remain open, in which event the term “Expiration Date” refers to the latest time and date at which the Offer to Exchange, as so extended, expires.

I acknowledge that the Company has advised me to consult with my own legal, tax and financial advisors as to the consequences of participating or not participating in the Offer to Exchange and withdrawing my tendered Option Shares. All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer to Exchange, this withdrawal is irrevocable.

The name of the registered holder of the Withdrawn Options hereby appears below exactly as it appears on the option agreement or agreements representing such Withdrawn Options. By completing the table on page 1 of this Letter of Withdrawal, I have denoted each Option that I previously tendered and wish to withdraw.

I understand that this Letter of Withdrawal must be received by the Company at the address set forth on page 1 of this Letter of Withdrawal prior to the Expiration Date in order to be effective.

All capitalized terms used in this Letter of Withdrawal but not defined herein shall have the meaning ascribed to them in the Offer to Exchange.

I understand and agree to all of the terms and conditions of the Offer to Exchange.

HOLDER PLEASE SIGN HERE

You must complete and sign the following as your name appears on the option agreement or agreements evidencing the Option(s) you previously tendered in the Letter of Transmittal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer’s full title and include with this Letter of Withdrawal proper evidence of the authority of such person to act in such capacity.

SIGNATURE OF OWNER

X
(Signature of Holder or Authorized Signatory)

Date: ___________ __ , 2006

Name:
(Please Print)

Address:

(Please include ZIP code)

Telephone No. (with area code):